UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006

                                   Averox Inc.
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             (Exact name of registrant as specified in its charter)

           Nevada                   000-28867               88-0407936
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(State or other jurisdiction       (Commission           (I.R.S. Employer
     of incorporation)             File Number)         Identification No.)

Suite No. 7, Ground Floor, Evacuee Trust Complex, Agha Khan Rd.,
                  F 5/1 Islamabad, Pakistan
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           (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code +92-51-2875737

                         Flickering Star Financial Inc.
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On November 13, 2006, Averox Inc., formerly Flickering Star Financial Inc. ("Averox"), consummated the transactions contemplated by the Exchange Agreement, dated October 30, 2006, by and among Averox, certain shareholders of Averox, Pearl Consulting FZ-LLC, a free zone limited liability company organized under the laws of Dubai, UAE ("Pearl Dubai") and Salman Mahmood ("Mahmood")(the "Exchange Agreement"). Accordingly Averox acquired all of the issued and outstanding shares of stock of Pearl Dubai, in exchange for the issuance in the aggregate of 6,500,000 shares of common stock of Averox, which shares represent 65% of the issued and outstanding capital stock of Averox after the consummation of the Exchange Agreement and the transactions contemplated thereby. As a result of the Exchange Agreement, Pearl Dubai became a wholly-owned subsidiary of Averox.

      In connection with the Exchange Agreement, Averox entered into a Stock Purchase Agreement dated November 13, 2006 by and between the Company and HALO Investments Ltd. (the "Stock Purchase Agreement") A summary of the transactions contemplated by the Stock Purchase Agreement is more particularly described in
Item 3.02 herein and is incorporated by reference into this Item 1.01.

      The description of the transactions contemplated by the Exchange Agreement and the Stock Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS.

      On November 13, 2006, Averox acquired all of the outstanding shares of capital stock of Pearl Dubai from Mahmood, the sole shareholder of Pearl Dubai, in accordance with the terms of the Exchange Agreement. Pursuant to the Exchange Agreement, in exchange for all 250 issued and outstanding shares of the capital stock of Pearl Dubai, Averox issued to Mahmood 6,500,000 shares of Averox's common stock, which shares represent 65% of the issued and outstanding capital stock of Averox.

      See Item 5.01 for additional information required to be reported by Averox as a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

      On November 13, 2006, pursuant to the terms of the Exchange Agreement described in Items 1.01, 2.01 and 5.01, Averox issued 6,500,000 shares of its common stock to Mahmood in exchange for all of the issued and outstanding capital stock of Pearl Dubai. In addition, on November 13, 2006, Averox entered into the Stock Purchase Agreement pursuant to which HALO Investments Ltd. (the "Investor") purchased an aggregate of 380,000 shares of common stock (the "Share Sale") for aggregate gross proceeds of $2,650,000, of which $150,000 was paid on November 13, 2006 and the balance is to be paid in installments which are evidenced by an interest bearing note (the "Interest Note") and a non-interest bearing note (the "No-Interest Note" and together with the Interest Note, the "Notes"). The Interest Note in the aggregate principal amount of $1,850,000,


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bears interest at the rate of prime plus 2.5%, has a maturity of November 13,
2007 days and principal installments are payable as follows: $250,000 together with interest is payable on January 13, 2007; $250,000 together with interest is payable on March 13, 2007; $350,000 together with interest is payable on May 13, 2007; $500,000 together with interest is payable on July 13, 2007; and the $500,000 balance together with interest is payable on November 12, 2007. The No-Interest Note in the aggregate principal amount of $650,000 is payable over 24 months at Averox's request provided certain conditions are met. Pursuant to the Stock Purchase Agreement, Averox has granted the Investor a right of first refusal on financings Averox may do in the future.

      The shares of common stock issued under the Exchange Agreement and the Stock Purchase Agreement were not registered under the Securities Act of 1933 (the "Securities Act"), and bear restrictive legends that reflect this status. The securities were issued in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, and/or Regulation S promulgated under the Securities Act. Averox did not engage in any general solicitation or advertisement for the issuance of these securities. In connection with this issuance, each person represented that (i) such person is an accredited investor as this term is defined in Regulation D under the Securities Act, (ii) such person is not a US Person within the meaning of Regulation S, (iii) the securities such person is acquiring cannot be resold except pursuant to a effective registration under the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act, and that the certificates representing such securities bear a restrictive legend to that effect and/or (iv) such person intends to acquire the securities for investment only and not with a view to the resale thereof.

      The foregoing descriptions of the Stock Purchase Agreement and Notes are merely summaries, and are not intended to be complete. The Stock Purchase Agreement is filed as Exhibit 2.1 and the Notes are filed as Exhibits 2.1 and
2.2 to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference.

ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      (a) On November 13, 2006, Averox ended the engagement of Kyle L. Tingle, CPA, LLC ("Tingle") as its independent certified public accountants effective as of November 10, 2006. The decision was approved by the Board of Directors of Averox.

      The report of Tingle on Averox's financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion. During Averox fiscal years ended December 31, 2005 and 2004 and the subsequent interim period preceding the termination, there were no disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tingle, would have caused Tingle to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.


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

      Averox requested that Tingle furnish it with a letter addressed to Averox confirming its dismissal and whether or not it agrees with Averox's financial statements. A copy of the letter furnished by Tingle in response to that request will be filed by amendment to this form 8-K.

      (b) On November 13, 2006, Kabani & Company, Inc. ("Kabani") was engaged as Averox's new independent certified accountants. During the two most recent fiscal years and the interim period preceding the engagement of Kabani, Averox has not consulted with Kabani regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Averox's financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Item 5.01 - Changes In Control of the Registrant

      On November 13, 2006 (the "Closing Date"), Averox consummated the transactions contemplated by the Exchange Agreement, pursuant to which Averox acquired all of the issued and outstanding shares of stock of Pearl Dubai in exchange for the issuance in the aggregate of 6,500,000 shares of Averox's Common Stock. Following the Closing Date, Pearl Dubai became a wholly-owned subsidiary of Averox and, upon the issuance of the shares pursuant to the Exchange Agreement, Mahmood became the owner of 65% of Averox's issued and outstanding stock. After giving effect to the transactions contemplated by the Stock Purchase Agreement, Averox currently has a total of 10,000,000 issued and outstanding shares of Common Stock.

      Other than the transactions and agreements disclosed in this Form 8-K, Averox knows of no arrangements which may result in a change in control of Averox.

      No officer, director, promoter, or affiliate of Averox has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by Averox through security holdings, contracts, options, or otherwise.

      The following is a description of Averox's business.

Overview

      Averox was incorporated under the name Flickering Star Financial Inc. on November 25, 1996 under the laws of the State of Nevada. From January 1, 1997 through March 31, 1997, Flickering Star Financial Inc. was in its development stage. It originally intended to act as a finder of individuals who would serve as an additional guarantor of motion picture completion guaranty contracts. As at December 31, 1996, all funds raised by the sale of shares of Flickering Star Financial in order to fulfill its initial objective had been expended and, after March 31, 1997, Flickering Star Financial become dormant. On November 6, 2006, in anticipation of the acquisition of Pearl Dubai, the name Flickering Star Financial Inc. was changed to Averox Inc.


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

      As a result of the consummation of the transactions contemplated by the Exchange Agreement, on November 13, 2006, Averox acquired all of the outstanding shares of capital stock of Pearl Dubai which, together with its subsidiary, Pearl Consulting (Private) Limited, a private limited company organized under the laws of Pakistan ("Pearl Pakistan") which Pearl Dubai acquired from Mahmood and his spouse on August 31, 2006, provides telecommunication, information technology, or IT, and other professional services in South East Asia, the Middle East and Eastern Europe. In this discussion of Averox's current business, unless the context otherwise requires, references to Averox, "we", "us" or "our" include Pearl Dubai and its direct and indirect subsidiaries, and references to Pearl Dubai's business or the business of Pearl Dubai mean the combined businesses of Pearl Dubai and Pearl Pakistan. Each of Pearl Dubai and Pearl Pakistan are in the process of changing their corporate name to Averox.

      We are an independent provider of software solutions, engineering and telecommunications network deployment services, systems integration and related support services. Although our business has primarily focused on standard solutions and end products for the telecommunications industry, our software solutions and services are also being marketed and employed in other industries and areas of our business. We believe that we have established an excellent reputation for applying specialized and innovative problem-solving skills to a diverse range of clients and industries.

      The principal services we provide include the design, deployment, integration, and the overall management of telecommunications networks for both large and small companies. Our work for telecommunication companies involves software development, radio frequency engineering, project management and installation of telecommunications equipment.

      Our information technology professionals develop and promote software which delivers industry standard-specific solutions. These solutions cover areas such as telecom billing (retail and interconnect), service activation, mediation, revenue assurance and fraud management. Our IT solutions are also being used for customers outside the telecommunications industry. The solutions developed by our IT professionals for our telecommunications services business address needs in a wide spectrum of areas such as e-commerce, enterprise resource planning, IT strategy and consulting, project management and web-based applications such as content management systems, and Internet and intranet applications. Additionally, we have built and operate proprietary portals that address needs in the recruitment, real estate and trading industries. From time to time, we also provide outsourced consulting services.

Telecommunication Services and Solutions

Project Planning and Management

      In our telecommunications services business, we offer full project planning and management, including a broad range of telecommunication products and services, analyzing existing and future telecommunication needs, assessing alternatives and implementing telecommunication solutions. Our consultants design, develop, deploy, integrate test, optimize and manage client's telecom projects, providing operational support, customer care, systems integration and installation of value-added service platforms.


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

      We manage projects as a primary vendor as well as a subcontractor for large multinational vendors. As part of our strategy, we are technology and vendor independent, working with Lucent, Siemens, Nortel Networks, Cisco Systems, Samsung, Intec Telecom plc, Evolving Systems Inc, L 3 Communication Systems and Juniper. We believe that not aligning with any single technology or vendor allows us to objectively evaluate and recommend specific products or technologies. To date, most of our network engineering and deployment services have been for telecommunications carriers in Pakistan, although we are actively marketing our telecommunications services and solutions in Eastern Europe, the Middle East and the rest of Asia. Our marketing advantage includes our ability to provide engineering expertise across a wide range of telecommunication technologies and equipment platforms at competitive prices.

Network Design and Deployment Services

      We provide a range of services for the full design and deployment of telecommunications networks. Such services include:

      o Network Engineering. Most calls are ultimately routed through a land line network. As a result, the traffic from telecommunications networks must be connected with switching centers within the networks. We establish the most efficient method to connect sites, whether by microwave radio or by landline connections. Our engineers are involved in specifying, provisioning and implementing land line and wireless network facilities.

      o Installation and Optimization Services. Our personnel install radio frequency equipment, including base station electronics and antennas, and recommend and implement location, software and capacity changes required to meet the customer's performance specifications. We also provide installation and initial optimization services for all major cellular and mobile broadband wireless air interface standards and equipment manufacturers.

Network Management and Maintenance Services

      Under our network management and maintenance services, we assume responsibility for the day-to-day optimization and maintenance of telecommunications networks so that clients can acquire the competence needed to run their telecommunication solutions in an efficient manner. The relationship we develop with our customers for this type of outsourcing contract begins with a team of engineers and other professional and support staff aligned to meet the customer's specific needs. We take into account such variables as grade of service, reliability requirements, and geographic layout of the system in determining the allocation of site maintenance responsibilities between our service team and the customer's own personnel. We provide staffing to perform the necessary services for centralized network monitoring and maintenance and repair of critical network elements, including base station equipment, mobile switching centers and network operating centers.

The Pearl Advantage

      Cost-Effective and Timely Delivery. Because of our physical presence in our primary target markets and ability to efficiently manage and deliver projects, we believe that we can provide the same quality solution as a competing vendor on a more cost-effective basis. In fact, many large multinational companies have used our services rather than establishing a physical presence in the region.


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      Vendor and Technology Independence. Our ability to use a wide range of different vendors allows us to offer our customers the most technologically advanced, objective and appropriate suite of solutions available based solely on the customer's requirements.

      Ability to provide a customized telecommunications system. In addition to installing a telecommunication product, unlike many of our competitors, we integrate that product with the customer's existing internal systems.

      Extensive Technology Expertise. We have expertise in all major telecommunications technologies, including: PSTN, CDMA, GSM, GPRS, EDGE, EV-DO, UMTS, WiMax and WiFi. The critical components of our ability to meet customer expectations include our broad scope of services and our technical expertise.

      Highly Skilled Personnel. We have a staff of highly skilled personnel, a majority of whom work directly on customer projects. Our technological expertise and industry knowledge have enabled us to form strong customer relationships with established carriers and equipment vendors. We believe our expertise in each of the major telecommunications technologies enhances our ability to customize services to meet the needs of our customer base.

      Proven Methodology. Our project management process enables us to meet our customers' needs without compromising project quality. We have a dedicated staff employed to facilitate efficient feedback of information among the various specialized activities involved in the design and deployment of a network so that our project teams work quickly and effectively. Through this coordinated effort, we are able to continually optimize human resource deployment and deliver the most efficient and effective solutions on time and within budget.

Information Technology

      Our IT professions are highly skilled in a wide spectrum of information technology areas, including product development, project management; enterprise client/server based solutions; e-commerce solutions; IT strategy and consulting; systems development; systems integration; application management; enterprise resource planning; customer relationship management; business process re-engineering; quality management; and Web-based applications, such as content management systems and Internet and Intranet applications.

Information Technology Services

      As an integral part of our telecommunications network services and solutions, we provide operations and business software solutions from multiple vendors, including solutions for telecom billing (retail and interconnect), service activation, mediation, revenue assurance and fraud management. Because each customer has different requirements and systems, extensive customization services are provided to integrate the operations and business software with the customer's network solutions. Ongoing support is also provided for these systems.


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      Our ability to provide operations and business solutions differentiate us from other telecommunications services providers the services of which are limited to network installation. Our solutions provide customized integration of the customer's systems with the network being installed.

Information Technology Products

      Our telecommunications service work led us into the area of proprietary product development. Originally we worked with other vendors' proprietary technology, providing only customized software to integrate these vendor's products with the client's existing systems. From this work, we recognized that there were product needs that other vendors' product offerings did not address or product functionality upon which we could improve. In response, we developed proprietary products to meet this need, including specific solutions which enable companies in any industry to manage, synchronize and co-ordinate all customer communication channels, including the Internet, call centers, field organizations and partner networks. These products are in a wide range of domains that provide competitive solutions with a view to assisting clients in reshaping and managing their businesses more efficiently. Each product can be offered as a stand-alone solution or packaged as part of an integrated product offering of our products or combined with other vendors' products.

      The following are some of the more significant products which we offer both under our brand name or under a customer's private label:

      CRM On-Demand. It has been our experience that many customer relationship management products fail to meet customer needs and require extensive, time-consuming customization. CRM On-Demand is a web-based product offering a complete business solution for sales and marketing automation. CRM On-Demand is a combination of best-practices in customer relationship management and our twenty years of experience in dealing with customers and their needs. This product is intended to replace ineffective customer relationship management systems and can be installed within a reasonable time.

      DocTrail. We offer a document management solution, DocTrail, that combines document and records management capabilities into a single, complete offering. We believe that DocTrail enables a customer to reduce the time, cost and complexity involved in storing and accessing documents. Our product is designed to enhance customer service and operational efficiency, improve security and address regulatory compliance requirements. DocTrail is offered in two versions, one as a web-based application and the other a network-based application. The version sold is based upon the customer's business needs.

      Ticket Management System. Our Ticket Management System was developed for our own internal business requirements. It is a web-based, easy to configure solution for optimizing every aspect of a company's support service and help desk processes, including tracking the history of the inquiry, creating an accessible database of problem resolution, customer management and automatic email/text message notifications. Our next version of the product will also include a feature to permit automated telephonic problem notification to ensure response to critical problems if email/text message notification fails.


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E-Commerce Portals

      As part of our professional services, we have managed web portals for our customers. From this experience we have developed and are operating our own e-commerce portals. These sites have accumulated an aggregate of approximately
1.8 million hits per month and consist of the following:

      Human Resources. FinalJob.com, which has been operating in Pakistan for the past 3 years, is an online recruitment agency, matching talent with opportunity. FinalJob is not just an online job posting site, but also a human resource center. Pearl Dubai's counsellors and human resource professionals match employers and prospective employees using proprietary filtering technology. The objective of this site is to help candidates find jobs free of charge and to help employers and recruiters in hiring qualified people at a low cost. FinalJob's industries filter sequence seeks to pinpoint the right candidate for the job, satisfying the needs of both the applicant and employer. We are currently expanding FinalJob into other countries and may license the concept to third parties.

      Product Marketing. Tradebuying.com is a web portal for the sale and purchase of goods and services by a diversified community of individuals, entrepreneurs and businesses from all over the world. This international marketplace is designed to help small and mid-sized companies do business on a universal platform. Tradebuying.com is designed to allow the small and mid-sized business to expand the market for its products without having to have a physical presence outside of its domestic market.

      Product procurement and sale. IndentPoint.com is an online trading web portal. At IndentPoint.com buyers and sellers are provided with an environment for conducting their business activities. For buyers, Indentpoint.com provides a facility to search for, compare, evaluate and finally buy products remotely. For sellers, Indentpoint.com provides a platform for promoting products to a large consumer base over the Web.

Outsourced Consulting Services

      We also contract with customers that are looking to outsource the co-ordination, delivery and monitoring aspects of their telecommunication and IT programs. For these engagements, our approach includes the development of a comprehensive and complete program; regular updates on project status; project coordination; financial planning; flexible planning; and the promotion of a coordinated set of standards, methods and procedures. We provide project management staff geared towards keeping the implementation of projects running smoothly. Our project management services offer a variety of packages to support our programs. These support services cover human resource planning; logistics and commercial operations; procurement; construction; installation, commissioning (MSC, BSC and BTS); testing; materials management; and support services. Support services include 24/7 uninterrupted support; 24 hour helpdesk coverage; continuous online help and support for technical engineers; and an inventory of spare parts.


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ISO Qualification

      In 2005, we received ISO 9001:2000 certification for our telecommunications and IT businesses. This certification validates that we are among an exclusive tier of companies that possess well-defined and integrated quality measures and comprehensive programs that ensure our services are provided according to uniform standards that are considered best practices within the industry. We believe that the certification demonstrates our dedication to providing high quality services and products to our customers.

Customers

      Our telecommunications and IT customers range from large multinational companies to local small and medium sized enterprises. Our clients have included Milicom, Telenor, Orascom Telecom, Lucent Technologies, Siemens, Ericsson, Nortel Networks, Nokia, Samsung, Ufone and Azure Solutions. For these customers, we have acted as a primary vendor and as a subcontractor.

Sales and Marketing

      Our sales focus is to create opportunities to provide our telecommunication services and product solutions. The majority of our sales efforts are conducted by direct sales teams. The primary objective of our sales and marketing efforts is to educate existing and potential customers in the telecommunication and other industries about the depth and breadth of our service capabilities, experience and proprietary product solutions. In addition, we conduct many of our sales activities as a result of responding to requests for proposals and competitive tenders. Our sales and marketing efforts include constant interaction with existing and target customers and prospects, participation in relevant industry bodies, a website presence, presentations at industry conferences and forums, news releases to the industry and other marketing initiatives. We educate customers about product offerings, business needs and implementation contingencies to create solutions that reduce cost, increase revenue opportunities and comply with governmental regulations.

      Increasingly we receive business opportunities through business partners such as Lucent Technologies, Intec Telecom Systems, Argent Networks, Oscilloquartz and Argela Technologies, who have been selected for larger solution implementations where our products represent only a portion of the overall solution or which subcontract our services for implementation. We plan to continue the approach of working with partners and system integrators in 2006 and beyond.

Product Development and Support

      Our product development efforts are focused on identifying specific customer business needs as well as market requirements and then developing possible solutions for those needs that leverage our existing product capabilities. Our product development efforts comprise a combination of design and development of new products or features to enhance our existing products, and design and development of new product functionality as identified in our product "roadmaps," funded as research and development. We usually do not develop completely new products, major product enhancements or tools until we have at least one customer who has agreed to license what we will develop.


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

      We expend amounts on research and development, particularly for new products and/or for enhancements of existing products. For the years ended June 30, 2004 and 2005, did not allocate any costs specifically for research and development.

Competition

      The telecommunications network services and IT solutions markets in which we compete are highly competitive. Neither market is dominated by a single company nor a small number of companies. However, a substantial number of companies offer products and services that overlap and are competitive with those offered by us. Many of these competitors have greater financial, technical and marketing resources.

      Competition in the telecommunications network services business comes primarily from specialized network engineering firms and the service arms of large equipment vendors and telecommunications carriers. Our ability to obtain business in the telecommunications network services industry is dependent upon our ability to offer better strategic concepts and technical solutions, better value, a quicker response, more flexibility or a combination of these factors. We believe that we are positioned to compete effectively in Eastern Europe, Asia and the Middle East based on our systems expertise, project management skills and IT expertise.

      The market for our proprietary solutions is subject to rapid technological change and changing industry standards. We face continuous demand for improved product performance, new product features and rapid integration capabilities, and reduced prices, as well as pressure to accelerate the release of new products and product enhancements. The market for software solutions is extremely large. By concentrating our activities on those potential clients which can most benefit from our solutions, we believe we can effectively market our solutions. We differentiate ourselves from competitors through a combination of our telecommunications knowledge, low-cost offshore development, products, services, integration capabilities and strong customer relationships. Our telecommunication network services activities give us an opportunity to directly market our solutions to our network services customers. Furthermore, once a customer has implemented one of our core software products, we are in a preferable position, in contrast to our competitors, to develop additional functionality or react to changes in our customers' business needs by offering additional products or services.

Intellectual Property Rights

      To date, we have not applied for any patent, trademark, trade name or copyright protection in any jurisdiction in which we operate. We therefore rely on trade secret laws and confidentiality provisions in our agreements to prevent the unauthorized disclosure and use of our intellectual property.


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Employees

      As of August 1, 2006, we had 75 full-time employees, of which 12 were management, 45 were in IT and telecom, 10 were in sales and marketing and 8 were in administration and finance. All of our employees are based in Pakistan. From time to time we also engage independent contractors except one to assist in our activities. None of our employees are unionized. We have never experienced a work stoppage as a result of labour issues, and we believe that our employee relations are satisfactory.

Description of Property

      Pearl Pakistan maintains its executive offices at a government subsidized technology park at Suite 7, Ground Floor, Evacuee Trust Complex, F-5/1, Agha Khan Road, Islamabad, Pakistan where we occupy 4,600 square feet and pay approximately $3,000 per month.

      Pearl Dubai has established an office in Dubai, UAE at Suite 1101, 11th Floor, Thuraya 2, Dubai Internet City where it occupies 1,800 square feet for $6,250 per month.

      We consider our current office space adequate for our current operations.

Legal Proceedings

      We are not involved in any legal proceedings which may have a significant effect on our business, financial position, results of operations or liquidity, nor are we aware of any proceedings that are pending or threatened which may have a significant effect on its business, financial position, results of operations or liquidity.

Market for Common Equity and Related Stockholder Matters

Market Information

      Our common stock is listed on the OTCBB under the symbol FLSF.
However, during the last two fiscal years, there has been no established trading market for our common stock.

Holders

      As of November 8, 2006, there were 26 holders of record of our common stock.

Dividends

      Averox has not paid any dividends on its common stock to date, although prior to the consummation of the transactions contemplated by the Exchange Agreement Pearl Dubai and Pearl Pakistan paid dividends to its shareholders. Averox does not intend to pay dividends on its common stock in the near future. The payment of dividends in the future will be contingent upon our revenues, earnings, capital requirements and general financial condition. The payment of dividends is within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings for future investment and use in our business operations. Accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future on our common stock.


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Plan of Operation

      The following presentation of the plan of operation for Pearl Dubai and Pearl Pakistan has been prepared by their internal management and should be read in conjunction with the June 30, 2006 and 2005 financial statements and notes included in this report. Some of the statements below discuss "forward-looking" information. Those statements include statements regarding the intent, belief or current expectations of Averox and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. These risks and uncertainties include but are not limited to, those risks and uncertainties discussed under the heading "Risk Factors" in this Item 5.01. In light of the significant risks and uncertainties inherent in the forward-looking statements included in this report, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Pearl Dubai

Plan of Operation

Pearl Dubai is a recently formed Dubai, UAE limited liability company which to date has had no operating history. Pearl Dubai is dependent upon its sole shareholder to meet any de minimis costs that it may incur without interest. Since Pearl Dubai has no operating history nor any revenues or earnings from operations, with no significant assets or financial resources, Pearl Dubai will in all likelihood continue to sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in Pearl Dubai incurring a net operating loss which will increase continuously until Pearl Dubai can consummate a business combination with a profitable business opportunity and consummate such a business combination.

Financial Condition

Pearl Dubai's going concern opinion and the notation in the financial statements indicates that it did not have significant cash and that it is relying on loans from related party to meet limited operating expenses. Pearl Dubai does not have sufficient cash or other material assets nor does it have sufficient operations or an established source of revenue to cover operational costs that would allow it continue as a going concern.

Pearl Dubai is unable to predict its future income; accordingly, it does not know when its operating expenses and operating losses will cease.

Results of Operations

As discussed above, Pearl Dubai had no revenues or significant operations. Pearl Dubai's expenses to date equate to its total retained deficit of $2,284. Expenses were for general office expenses and bank fees.

Liquidity

Operations and liquidity needs are funded primarily through loans from related party and sales of Pearl Dubai's stock. Cash and cash equivalents were $80 and $290,905 at June 30, 2006 and 2005, respectively, and current assets totaled $1,770,459 and $1,273,351 at June 30, 2006 and 2005, respectively. Pearl Dubai's total current liabilities were $1,704,753 and $1,205,561 at June 30, 2006 and 2005, respectively. Working capital at June 30, 2006 and 2005 was $65,786 and $67,790, respectively. During the year ended June 30, 2006 and 2005, net cash (used in) operating activities was $(1,997) and $(285), respectively.

Pearl Dubai had no revenues from inception through June 30, 2006. Pearl Dubai has a loss from inception through June 30, 2006 of $2,284.

Pearl Dubai has loans from a related party of $1,704,753 from inception to June 30, 2006.

Pearl Pakistan

Pearl Consulting (Private) Limited ("Pearl Pakistan") is a private limited company organized under the laws of Pakistan on March 19, 2003. The principal services Pearl Pakistan provides include the design, deployment, integration, and the overall management of telecommunications networks for both large and small companies.

Results of Operations

The following table presents the statement of operations for the year ended June 30, 2006 as compared to the comparable period of the year ended June 30, 2005. The discussion following the table is based on these results.

                                                      2006              2005
                                                   -----------      -----------

Net Revenue                                          1,626,865        5,627,345

Cost of revenue                                        576,954        1,047,618
                                                   -----------      -----------
             Gross profit                            1,049,911        4,579,727

General and administrative expenses                    888,539          841,998
                                                   -----------      -----------
             Loss from operations                      161,372        3,737,729
                                                   -----------      -----------

Other (Income) Expense
             Interest expense                            9,051            5,672
             Other expense                               5,329            3,416
             Other income                               (2,579)          (3,629)
                                                   -----------      -----------
             Total Other (Income) Expense               11,801            5,459
                                                   -----------      -----------

             Income before income taxes                149,571        3,732,270

Provision for income taxes                              66,157         (410,065)
                                                   -----------      -----------

             Net income (loss)                     $   (83,416)     $ 4,142,335
                                                   ===========      ===========

Net revenue

Net revenue for the year ended June 30, 2006 totaled $1,626,865 compared to $5,627,345 for the year ended June 30, 2005, a decrease of $4,000,480, or 71%.
During the fiscal year ended June 30, 2005 Pearl Pakistan had special projects from one of its clients that amounted to approximately $4,500,000.

Cost of Sales

Cost of sales for the year ended June 30, 2006 totaled $576,954, or approximately 35.5% of net revenue, compared to $1,047,618, or approximately 18.62% of net revenue, for the year ended June 30, 2005. The decrease in cost of revenue in dollars was due to the same factors as Pearl Pakistan's decrease in revenue. The increase in cost of revenue as a percentage of revenue is related to the special project that Pearl Pakistan completed in 2005 which had lower then usual costs associated with it.

Operating Expense

General and administrative expenses for the year ended June 30, 2006 totaled $888,539, or approximately 54.62% of net revenue, compared $841,998, or 14.96% of net revenue, for the year ended June 30, 2005. The increase in operating expense of $46,541, or approximately 5.53%, was due to normal increase in costs of doing business. The increase in the percentage of operating expenses as compared to net revenue is related to the projects in 2005 as described in net revenue above.

Income from Operations

Income from operations for the year ended June 30, 2006 was $161,372, or 9.91% of revenue, as compared to income from operations of $3,737,729, or 63.55% of revenue, for the year ended June 30, 2005, a decrease of $3,576,357. The decrease of $3,576,357 and of 53.64% are both directly related to the project that Pearl Pakistan had in 2005 as described in net revenue above.

Net Income (loss)

Pearl Pakistan's net income was $83,416 for the year ended June 30, 2006 compared to $4,142,335 for the same period in 2005, a decrease of $4,058,919. The decrease in income was due to the reasons set forth above for operating expenses and loss from operations.

Liquidity and Capital Resources

Pearl Pakistan's operations and liquidity needs are funded primarily through cash flows from operations. Cash and cash equivalents were $50,750 and $27,356 at June 30, 2006 and 2005, respectively, and current assets totaled $3,637,078 and $3,280,955 at June 30, 2006 and 2005, respectively. Pearl Pakistan's total current liabilities were $381,778 and $69,919 at June 30, 2006 and 2005, respectively. Working capital at June 30, 2006 and 2005 was $3,255,300 and $3,211,036, respectively. During the year ended June 30, 2006 and 2005, net cash provided by operating activities was $(275,200) and $3,600,647, respectively.

Capital expenditures

Total capital expenditures during the year ended June 30, 2006 and 2005 were $4,040 and $62,363, respectively.

Working Capital Requirements

Historically operations and short term financing have been sufficient to meet Pearl Pakistan's cash needs. Pearl Pakistan believes that it will be able to generate revenues from sales. However, Pearl Pakistan's actual working capital needs for the long and short term will depend upon numerous factors, including operating results, competition, and the availability of credit facilities, none of which can be predicted with certainty. Future expansion will be limited by the availability of financing products and raising capital.

Off-Balance Sheet Arrangements

None of Averox, Pearl Dubai nor Pearl Pakistan have entered into any off-balance sheet financing arrangements and have never established any special purpose entities, nor have they guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      None.

Risk Factors

      Owning our shares contains a number of risks. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our shares could decline, and an investor may lose all or a part of the money paid to buy our shares.

Specific Risks Associated with our Network Services Business

The success of our network services business is dependent on growth in the deployment of telecommunications networks and new technology upgrades in the Middle East, Eastern Europe and Asia and, to the extent that such growth slows, our business may be harmed

      Telecommunications carriers are constantly re-evaluating their network deployment plans in response to trends in the telecommunications markets, changing perceptions regarding industry growth, the adoption of new technologies, increasing pricing competition for customers and general economic conditions. If the rate of network deployment slows and carriers reduce their capital investments in telecommunications infrastructure or fail to expand into new geographic areas, our business may be significantly harmed.

      The uncertainty associated with rapidly changing telecommunications technologies may also negatively impact the rate of deployment of telecommunications networks and the demand for our services. Telecommunications service providers face significant challenges in assessing consumer demand and in acceptance of rapidly changing enhanced telecommunications capabilities. If telecommunications service providers perceive that the rate of acceptance of next generation telecommunications products will grow more slowly than previously expected, they may, as a result, slow their development of next generation technologies. Moreover, increasing price competition for subscribers could adversely affect the profitability of carriers and limit their resources for network deployment. Any significant sustained slowdown will further reduce the demand for our services and adversely affect our financial results.

Our network services business depends on telecommunications carriers, network equipment vendors and other prospective customers outsourcing their telecommunications services

      The success of our network engineering business depends upon the continued trend by telecommunications carriers and network equipment vendors to outsource their network design, deployment and management needs. If this trend does not continue and telecommunications carriers and network equipment vendors elect to perform more network deployment services themselves, our operating results and revenues may decline.

Failure to properly manage network services projects may result in costs or claims

      Our engagements often involve large scale, highly complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors, and our own personnel, in a timely manner. Any defects or errors or failure to meet clients' expectations could result in claims for substantial damages against us. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the network will achieve certain performance standards and our contracts contain liquidated damages provisions if we fail to do so. Further, if the project experiences a performance problem, we may not be able to recover the additional costs we will incur, which could exceed revenues realized from a project. Finally, if we underestimate the resources or time we need to complete a project with capped or fixed fees, our operating results could be seriously harmed.

We are in highly competitive markets, face competition from large, well-established competitors with significant resources, and may not be able to compete effectively

      The telecommunications services market is highly competitive. It is not dominated by a single company or a small number of companies. However, a substantial number of companies offer services that overlap and are competitive with those offered by us. Many of these competitors have greater financial, technical and marketing resources. This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, strategic partnerships and other initiatives. Competition in the telecommunications network services business comes primarily from specialized network engineering firms and the service arms of large equipment vendors and telecommunications carriers. In addition, many of our competitors have well-established relationships with our potential clients and have extensive knowledge of our industry. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, and they may be able to devote more resources to the development, promotion and sale of their services than we can.

Our business will suffer if we fail to anticipate and develop new services and enhance existing services in order to keep pace with rapid changes in technology and the industry on which we focus

      The market for our services is characterized by rapid change and technological improvements, evolving industry standards, changing client preferences and new product and service introductions. Failure to anticipate these advances or respond in a timely and cost-effective way to these technological developments will result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from serving telecommunications providers with systems that utilize today's leading technologies and that are capable of adapting to future technologies. Further, products, services or technologies that are developed by our competitors may render our services non-competitive or obsolete. As a result, our success will depend, in part, on our ability to develop and market service offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing client preferences.

Risks related to our IT business

Our products are complex and have a lengthy implementation process; unanticipated difficulties or delays in the customer acceptance process could result in higher costs and delayed payments

      Implementing our IT solutions can be a relatively complex and lengthy process since we typically customize these solutions for each customer's unique environment. Often our customers may also require rapid deployment of our software solutions, resulting in pressure on us to meet demanding delivery and implementation schedules. Delays in implementation may result in customer dissatisfaction and/or damage our reputation which could materially harm our business.

      The majority of our existing contracts provide for acceptance testing by the customer, which can be a lengthy process. Unanticipated difficulties or delays in the customer acceptance process could result in higher costs, delayed payments, and deferral of revenue recognition. In addition, if our software contains defects or we otherwise fail to satisfy acceptance criteria within prescribed times, the customer may be entitled to cancel its contract and receive a refund of all or a portion of amounts paid or other amounts as damages, which could exceed related contract revenue and which could result in a future charge to earnings. Any failure or delay in achieving final acceptance of our software and services could harm our business, financial condition, results of operations and cash flows.

The IT industry in which we compete is subject to rapid technological change, if we fail to develop or introduce new, reliable and competitive products in a timely fashion, our business may suffer

      The market for our IT products and services is subject to rapid technological changes, evolving industry standards, changes in customer requirements and preferences and frequent new product introductions and enhancements. The introduction of products that incorporate new technologies and the emergence of new industry standards can make existing products obsolete and unmarketable. In addition, "internationalizing" products that we have developed for customers abroad is a complex process. To compete successfully, we must continue to design, develop and sell enhancements to existing products and new products that provide higher levels of performance and reliability in a timely manner, take advantage of technological advancements and changes in industry standards and respond to new customer requirements. As a result of the complexities inherent in software development, major new product enhancements and new products can require long development and testing periods before they are commercially released and delays in planned delivery dates may occur. We may not be able to successfully identify new product opportunities or achieve market acceptance of new products brought to market. In addition, products developed by others may cause our products to become obsolete or noncompetitive. If we fail to anticipate or respond adequately to changes in technology and customer preferences, or if our products do not perform satisfactorily, or if we have delays in product development, we may lose customers and our sales may deteriorate.

The IT industry is highly competitive and if our products do not satisfy customer demand for performance or price, our customers could purchase products and services from our competitors

      The IT markets in which we operate are intensely competitive and we face continuous demand for improved product performance, new product features and reduced prices, as well as intense pressure to accelerate the release of new products and product enhancements. The market for software solutions is extremely large. Our existing and potential competitors include many domestic and international companies, including some competitors that have substantially greater financial, manufacturing, technological, marketing, distribution and other resources, larger installed customer bases and longer-standing relationships with customers than we do. Customers also may offer competitive products or services in the future since customers who have purchased solutions from us are not precluded from competing with us. Many telecommunications companies have large internal development organizations, which develop software solutions and provide services similar to the products and services we provide. We also expect competition may increase in the future from application service providers, existing competitors and from other companies that may enter our existing or future markets with solutions which may be less costly, provide higher performance or additional features or be introduced earlier than our solutions.

      We believe that our ability to compete successfully depends on numerous factors. For example, the following factors affect our ability to compete successfully:

o     how well we respond to our customers' needs;

o the quality and reliability of our products and services and our competitors' products and services;

o the price for our products and services, as well as the price for our competitors' products and services;

o     how well we manage our projects;

o     our technical expertise;

o     the quality of our customer service and support;

o     the emergence of new industry standards;

o     the development of technical innovations;

o     our ability to attract and retain qualified personnel; and

o     regulatory changes; and general market and economic conditions.

      Some of these factors are within our control, and others are not. A variety of potential actions by our competitors, including a reduction of product prices or increased promotion, announcement or accelerated introduction of new or enhanced products, or cooperative relationships among competitors and their strategic partners, could negatively impact the sales of our products and we may have to reduce the prices we charge for our products. Revenue and operating margins may consequently decline. We may not be able to compete successfully with existing or new competitors or to properly identify and address the demands of new markets. This is particularly true in new markets where standards are not yet established. Our failure to adapt to emerging market demands, respond to regulatory and technological changes or compete successfully with existing and new competitors would materially harm our business, financial condition, results of operations and cash flows.

Our products are complex and may have errors that are not detected until deployment, and litigation related to warranty and product liability claims could be expensive and could negatively affect our reputation and profitability

      Our agreements with our customers typically contain provisions designed to limit our exposure to potential liability for damages arising out of the use of or defects in our products. These limitations, however, tend to vary from customer to customer and it is possible that these limitations of liability provisions may not be effective. We currently do not maintain errors and omissions insurance, which, subject to customary exclusions, would cover claims resulting from the failure of our software products or services to perform the function or to serve the purpose intended. As a result, we would be required to pay the full amount of any claim. Further, defending such a suit, regardless of its merits, could be expensive and require the time and attention of key management personnel, either of which could materially harm our business, financial condition and results of operations. In addition, our business reputation could be harmed by product liability claims, regardless of their merit or the eventual outcome of these claims.

General Risks Associated with our Business

We are controlled by Salman Mahmood and this control could be detrimental to our shareholders

      Mr. Mahmood beneficially owns 65% of our common stock. Accordingly, Mr. Mahmood has the ability to control us and our affairs, including the outcome of all matters requiring shareholder approval such as the election and removal of our entire board of directors, and any merger, consolidation or sale of all or substantially all of our assets. This concentrated control gives Mr. Mahmood the right to decide whether we should proceed with any action, even if those actions might be beneficial to all shareholders and could discourage others from initiating any potential merger, takeover or other change of control transaction. As a result, the market price our shares could be adversely affected.

Our failure to attract and retain key managerial and technical personnel could adversely affect our business

      Our success depends upon our attracting and retaining key members of our management team. The loss of any of our key members might delay or prevent the achievement of our strategic objectives. Our future performance will be substantially dependent on our ability to attract, retain and motivate key members of our management team.

      We must also continue to hire and retain highly skilled engineering and managerial personnel. In an effort to manage our costs, we typically hire many of our employees on a project-by-project basis. Upon completion of an assigned project, the employees are no longer employed by us until we hire them for the next project. Competition for such highly skilled personnel in our industry is intense, especially for engineers and project managers. We cannot be certain that we will be able to hire or rehire the requisite number of experienced and skilled personnel when necessary in order to service a major contract, particularly if the market for related personnel becomes more competitive. Also, once a new technical and sales employee has been hired, a significant time lag exists between the hiring date and the time when they become fully productive. We also believe that our success depends to a significant extent on the ability of our key personnel to operate effectively, both individually and as a group. If we are unable to identify, hire and integrate new employees in a timely and cost-efficient manner, our operating results will suffer.

We may need additional capital in the future to fund the growth of our business, and this new capital may not be available

      We currently anticipate that our available capital resources and operating income will be sufficient to meet our expected working capital and capital expenditure requirements for at least the next 12 months. However, we cannot assure you that such resources will be sufficient to fund the long-term growth of our business. We may raise additional funds through public or private debt or equity financings. New equity offerings would likely dilute our stockholders' equity ownership. In addition, we cannot assure you that any additional financing we may need will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of unanticipated opportunities, develop new products or otherwise respond to competitive pressures, or we might be forced to curtail our business. In any such case, our business, operating results or financial condition would be materially adversely affected.

Potential future business acquisitions could be difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results

      We continually evaluate opportunities to acquire new businesses as part of our ongoing strategy. If we successfully complete an acquisition, we will have to integrate it into our operations. Integration may require significant management time and financial resources . Our failure to properly integrate businesses we acquire and to manage future acquisitions successfully could seriously harm our operating results. In addition, acquired companies may not perform as well as we expect, and we may fail to realize anticipated benefits. In connection with an acquisition, we may issue shares of stock that would dilute our current stockholders' ownership and incur debt and other costs in connection with future acquisitions which may cause our quarterly operating results to vary significantly.

Litigation may harm our business or otherwise distract our management

      Substantial, complex or extended litigation could cause us to incur large expenditures and distract our management. Disputes from time to time with customers or other third parties are not uncommon, and we cannot assure you that that we will always be able to resolve such disputes on terms favorable to us.

Disclosure of trade secrets could aid our competitors

      We do not currently attempt to protect our trade secrets by registering for trademark, trade name, copyright or patent protection in any jurisdiction. Rather, we attempt to protect our trade secrets by entering into confidentiality and intellectual property assignment agreements with third parties, our employees and consultants. However, these agreements can be breached and, if they are, there may not be an adequate remedy available to us. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we might not be able to assert any trade secret rights against such party. The misappropriation or duplication of our intellectual property could disrupt our ongoing business, distract our management and employees, reduce our revenues and increase our expenses. We may need to litigate to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. If our trade secrets become known it may affect adversely our competitive position.

The laws of Pakistan do not protect intellectual property rights to the same extent as those of the United States, and we may be unsuccessful in protecting our intellectual property rights. We may also be subject to third party claims of intellectual property infringement

      The laws of Pakistan do not protect proprietary rights to the same extent as laws in the United States. Therefore, our efforts to protect our intellectual property may not be adequate. Our competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information.

In the event that we are infringing upon the proprietary rights of others or violating licenses, we may become subject to infringement claims that may prevent us from selling certain products and we may incur significant expenses in resolving these claims

      It is also possible that our business activities may infringe upon the proprietary rights of others, or that other parties may assert infringement claims against us. If we become liable to any third party for infringing its intellectual property rights, we could be required to pay substantial damage awards and develop non-infringing technology, obtain licenses, or cease selling the applications that contain the infringing intellectual property. Litigation is subject to inherent uncertainties, and any outcome unfavorable to us could materially harm our business. Furthermore, we could incur substantial costs in defending against any intellectual property litigation, and these costs could increase significantly if any dispute were to go to trial. Our defense of any litigation, regardless of the merits of the complaint, likely would be time-consuming, costly, and a distraction to our management personnel. Adverse publicity related to any intellectual property litigation also could harm the sale of our products and services, and damage our competitive position.

We have never paid cash dividends and do not anticipate paying cash dividends on our common stock in the foreseeable future

      Averox has never paid cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in the operation of our business. Accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future.

The economic environment and pricing pressure could negatively impact our revenues and operating results

      Spending on technology products and services in most parts of the world has been rising for the past few years. If economic growth slows, our utilization and billing rates for our technology professionals could be adversely affected, which may result in lower gross and operating profits. Our ability to maintain or increase pricing is restricted as clients often expect that as we do more business with them, they will receive volume discounts or special pricing incentives. Existing and new customers are also increasingly using third-party consultants with broad market knowledge to assist them in negotiating contractual terms. Any of these factors could put pressure on our revenues and profitability.


We may face difficulties in providing end-to-end business solutions for our clients, which could lead to clients discontinuing their work with us, which in turn could harm our business

      Over the past several years, we have been expanding the nature and scope of our engagements by extending the breadth of services we offer. The success of some of our newer service offerings, such as operations and business process consulting, IT consulting, business process management, systems integration and infrastructure management, depends, in part, upon continued demand for such services by our existing and new clients and our ability to meet this demand in a cost-competitive and effective manner. In addition, our ability to effectively offer a wider breadth of end-to-end business solutions depends on our ability to attract existing or new clients to these service offerings. To obtain engagements for our end-to-end solutions, we also are more likely to compete with large, well-established international consulting firms as well as other Pakistan-based technology services companies, resulting in increased competition and marketing costs. Accordingly, our new service offerings may not effectively meet client needs and we may be unable to attract existing and new clients to these service offerings.

      The increased breadth of our service offerings may result in larger and more complex client projects. This will require us to establish closer relationships with our clients and potentially with other technology service providers and vendors, and require a more thorough understanding of our clients' operations. Our ability to establish these relationships will depend on a number of factors including the proficiency of our technology professionals and our management personnel.

      Larger projects often involve multiple components, engagements or stages, and a client may choose not to retain us for additional stages or may cancel or delay additional planned engagements. These terminations, cancellations or delays may result from the business or financial condition of our clients or the economy generally, as opposed to factors related to the quality of our services. Cancellations or delays make it difficult to plan for project resource requirements, and resource planning inaccuracies may have a negative impact on our profitability.

Our revenues are highly dependent on clients primarily located in Pakistan as well as clients concentrated in the telecommunications industry, and economic slowdowns or factors that affect the economic health of Pakistan and the telecommunications industry may affect our business

      If Pakistan's economy weakens, our clients may reduce or postpone their technology spending significantly, which may in turn lower the demand for our services and negatively affect our revenues and profitability. Further, any significant decrease in the growth of the telecommunications services industry, or significant consolidation in the telecommunications industry or decrease in growth or consolidation in other industry segments on which we focus, may reduce the demand for our services and negatively affect our revenues and profitability.

Some of our engagements with customers are singular in nature and do not necessarily provide for subsequent engagements

      Some of our customers retain us on a short-term, engagement-by-engagement basis in connection with specific projects, rather than on a recurring basis under long-term contracts. Although a substantial majority of our revenues are generated from repeat business, which we define as revenue from a client who also contributed to our revenue during the prior fiscal year, our engagements with our clients are typically for projects that are singular in nature. Therefore, we must seek out new engagements when our current engagements are successfully completed or are terminated, and we are constantly seeking to expand our business with existing clients and secure new clients for our services. In addition, in order to continue expanding our business, we may need to significantly expand our sales and marketing group, which would increase our expenses and may not necessarily result in a substantial increase in business. If we are unable to generate a substantial number of new engagements for projects on a continual basis, our business and results of operations would likely be adversely affected.

Our client contracts are often conditioned upon our performance, which, if unsatisfactory, could result in less revenue than previously anticipated

      A number of our contracts have incentive-based or other pricing terms that condition some or all of our fees on our ability to meet defined performance goals or service levels. Our failure to meet these goals or a client's expectations in such performance-based contracts may result in a less profitable or an unprofitable engagement.

Regional conflicts in South Asia could adversely affect the Pakistan economy, disrupt our operations and cause our business to suffer

      South Asia has from time to time experienced instances of civil unrest and hostilities among neighboring countries, including between Pakistan and India. In recent years there have been military confrontations between Pakistan and India that have occurred in the region of Kashmir and along the Pakistan-India border. Military activity or terrorist attacks in the future could influence the Pakistan economy by disrupting communications and making travel more difficult and such political tensions could create a greater perception that investments in Pakistan companies involve higher degrees of risk. This, in turn, could have a material adverse effect on the market for our shares.

Changes in the policies of the Government of Pakistan or political instability could delay the further liberalization of the Pakistan economy and adversely affect economic conditions in Pakistan generally, which could impact our business and prospects

      Since 1988, successive Pakistan governments have pursued policies of economic liberalization, including significantly relaxing restrictions on the private sector. Nevertheless, the role of the Pakistan central and state governments in the Pakistan economy as producers, consumers and regulators has remained significant. The current Government of Pakistan, formed in October 1999, has announced policies and taken initiatives that support the continued economic liberalization policies pursued by previous governments. However, these liberalization policies may not continue in the future. The rate of economic liberalization could change, and specific laws and policies affecting technology companies, foreign investment, currency exchange and other matters affecting investment in our securities could change as well. A significant change in Pakistan's economic liberalization and deregulation policies could adversely affect business and economic conditions in Pakistan generally, and our business in particular.

      Political instability could also delay the reform of the Pakistan economy and could have a material adverse effect on demand for the services or products of, or the market for securities of, companies with significant operations in Pakistan such as ours.

International uncertainties could harm our profitability

      We currently have international operations and we expect these operations to grow in other parts of Asia, the Middle East and Eastern Europe. For the year ended June 30, 2006, international operations, accounted for approximately 10% of our total revenues. Our international business operations are subject to a number of material risks, including, but not limited to:

o difficulties in building and managing foreign operations including, without limitation, management and contracts administration processes;

o regulatory uncertainties in foreign countries, including changing regulations and delays in telecommunications carriers to build out their networks in various locations;

o difficulties in enforcing agreements and collecting receivables through foreign legal systems and addressing other legal issues;

o unexpected restrictions on transferring cash from foreign operations to the UAE, Pakistan or the United States;

o     longer payment cycles;

o     foreign and U.S. tax issues;

o potential instability or changes in regulatory requirements or the potential overthrowing of the current government in certain foreign countries;

o     fluctuations in the value of foreign currencies;

o general economic and political conditions in the markets in which we operate;

o unexpected domestic and international regulatory, economic or political changes;

o     recessions in foreign countries; and

o     difficulties and costs of staffing and managing foreign operations.

Currency fluctuations may affect the value of our Shares

      Our functional currency is the Pakistani rupee although we transact a major portion of our business in U.S. dollars or Euros. Accordingly, we face foreign currency exposure through our sales and purchases. Historically, we have held a substantial majority of our cash funds in rupees. Downward fluctuations in the value of the Pakistani Rupee, compared to other foreign currencies, may increase the cost of supplies for our business. Accordingly, changes in exchange rates may have a material adverse affect on our revenues, other income, cost of services sold, gross margin and net income, which may in turn have a negative impact on our business, operating results and financial condition. The exchange rate between the rupee and foreign currencies, including the dollar and the Euro, has changed substantially in recent years and may fluctuate substantially in the future. We expect that a majority of our revenues will continue to be generated in foreign currencies, including the dollar and the Euro, for the foreseeable future and that a significant portion of our expenses, including personnel costs, as well as capital and operating expenditures, will continue to be denominated in Pakistani rupees. Consequently, the results of our operations are adversely affected if the rupee appreciates or depreciates against the dollar, the Euro or other applicable foreign currencies.

Risks of owning our shares

There has been no market for our Common Stock and, therefore, it may be difficult for our shares to be sold at attractive prices, if at all

      Our shares have not traded over at least the past two years and there is no coverage of our company by analysts or market makers. This may or may not affect the future performance of our shares. There can be no assurance that an active trading market for our shares will develop or that, if developed, will be sustained. In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of any company. These broad market and industry fluctuations may result in the decline of the price of our shares, regardless of our operating performance.

The market price of our shares is expected to be volatile

      If a market for our shares does develop, securities of OTC Bulletin Board companies, and of technology companies in particular, are often volatile. Other broad market and industry factors may decrease the trading price of our shares, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions such as a recession or interest rate or currency rate fluctuations, also may decrease the trading price of our shares. In addition, our stock price could be subject to wide fluctuations in response to many other factors, including:

o     fluctuations in our financial results;

o our actions, and the actions of our customers and competitors, including announcements of new products, product enhancements, technological innovations or new services;

o other factors affecting the telecommunications and information technology industries in general;

o the operating and stock price performance of other companies that investors may deem comparable;

o     news reports relating to trends in our markets;

o volume of trading of our shares on the OTC Bulletin Board or other exchanges on which our shares may, in the future, be traded;

o conditions or trends in the telecommunications and information technology industries;

o     changes in the market valuations of other technology companies;

o announcements by us of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

o     additions or departures of key personnel;

o the timing and size of network deployments and technology upgrades by our carrier customers;

o     fluctuations in demand for outsourced network services;

o the timing of expansion into new markets, both domestically and internationally;

o     the length of sales cycles; and

o     our success in bidding on and winning new business.

Future sales of our shares in the public market could negatively affect our stock price

      If our stockholders sell substantial amounts of our common stock, the market price of our common stock could fall. As of November 13, 2006, we had 10 million shares of common stock outstanding. Although 6,880,000 of our shares constitute restricted securities under the Securities Act, after a year, the shares may be sold into the marketplace under Rule 144. The possible sale of a significant number of these shares may cause the market price of our shares to fall.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

      Our current directors and executive officers are as follows:

       Name            Age                      Position
       ----            ---                      --------
Salmon Mahmood         35     Director of Averox; President, Managing Director
                              of Pearl Dubai and Pearl Pakistan
Christopher Baker      59     Director of Averox; Regional Director, Pearl Dubai
Faisal Khalid Bashir   29     Director, Business Support of Pearl Dubai
Yasser Ahmad           29     Acting Chief Financial Officer
Faisal Mir             49     Project Director, Pearl Pakistan

      Salman Mahmood is a director and President of Averox. Mr. Mahmood has been Managing Director of Pearl Dubai since November 2004 and Pearl Pakistan since March 2003. From August 2002 to the present, Mr. Mahmood has served as Director of Pearl Consulting plc, a United Kingdom based consulting firm. From August 2003 until January 2004, Mr. Mahmood served as Chief Executive of Maisha plc, a UK-based software company listed on the Alternative Investment Market of the London Stock Exchange. From June 2001 to August 2002, Mr. Mahmood served as Chief Executive of Pearl Micro Solutions ltd., a UK-based software company.

      Christopher Baker is a director of Averox. Since August 2006, Mr. Baker has served as Regional Director of Pearl Dubai. From March 2006 to May 2006, Mr. Baker served as Services Manager at Nokia Networks in Jakarta, Indonesia. From April 2005 to March 2006, Mr. Baker served as Vice President, Business Development at Hayat Communications International, a Dubai, UAE based company which offers services to existing and new license telecommunication markets. From 2003 to April 2005, Mr. Baker served as Telecommunications Director of Alan Dick Middle East, a Dubai, UAE based company, where he was responsible for the development and implementation of the regional telecommunication business strategy for the Middle East. From May 2003 to June 2003, Mr. Baker served as General Manager of EXi Middle East, a Dubai based UAE company taken over by Alan Dick Middle East. From August 2002 to May 2003, Mr. Baker served as Operations Consultant to EXi Parsons LLC, a Dallas based U.S. based company. From 2001 to 2002, Mr. Baker served as General Manager, Western Europe for EXi GmbH, a Dusseldorf based German company. From 1999 to 2001, Mr. Baker served as General Manager, Central and Eastern Europe of EXi d.o.o., a Croatian based company. From 1968 to 2001, Mr. Baker served in various capacities with STC (now Nortel Networks) and Nortel Networks in the United Kingdom, South Africa and the Philippines.

      Faisal Khalid Bashir has served as Director, Business Support of Pearl Pakistan since January 2006. From April 2004 to January 2006, he served as Manager of Business Support of Pearl Pakistan. From February 2004 until March 2004, Mr. Khalid served as a Key Account Executive of Pearl Pakistan. From April 2002 until February 2004, Mr. Khalid served as a business development executive for Logitech, a satellite communications firm. From July 2000 to October 2001, Mr. Khalid served as a sales executive for ABM Data Systems, a distributor of computers and peripherals.

      Yasser Ahmad is acting Chief Financial Officer of Averox. Since August 2006, Mr. Ahmad has served as Manager Finance of Pearl Pakistan. From September 2005 to August 2006 Mr. Ahmad served as the Finance & Commercial Officer at Pearl Pakistan. From March 2004 to June 2005 Mr. Ahmad worked as Team Lead for a Mortgage Project for Touchstone, an Islamabad based US company. From September 2002 to December 2002 Mr. Ahmad served as Citiphone Banker for US based Citibank at their Islamabad Office.

      Faisal Mir has served as a project manager of Pearl Pakistan since September 2006. From September 2005 to September 2006 he served as project manager for Palmet Metal Industries, a Istanbul based Turkish telecommunications company. From April 2005 to September 2005, Mr. Mir served as rollout manager for Palmet Metal Industries. From April 2002 to April 2005, he served as a telecommunications engineer - GSM for Saudi Arabian Dames and Moore (USR), a Riyadh based Saudi company. From April 1995 to May 2002, Mr. Mir was a senior engineer BSS-GSM for Lucent Technologies International Inc., KSA.

Family Relationships

      No family relationships exist among our directors and executive officers.

      Our board of directors is elected annually.

Executive Compensation

      The following table sets forth the cash compensation of Averox's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to Averox of benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Averox's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive such other compensation in the years set forth below.

                           Summary Compensation Table

                              ANNUAL COMPENSATION                                        LONG TERM COMPENSATION

                                                                            Awards
Name and                                                    Other Annual    Restricted   SARs(#)       Payouts         All
Principal Position         Year        Salary     Bonus     Compensation    Stock (4)    Payouts ($)   Options/LTIP    Other
Salman Mahmood             2006        $    --    $    --   $    --           --           --            --              --
                           2005        $    --    $    --   $    --           --           --            --              --
                           2005        $    --    $    --   $    --           --           --            --              --

Christopher Baker          2006             --*        --        --           --           --            --              --
                           2005             --         --        --           --           --            --              --
                           2004             --         --        --           --           --            --              --

Faisal Khalid Bashir       2006        $10,000    $     0   $     0            0            0             0               0
                           2005        $ 7,083    $   833   $     0            0            0             0               0
                           2004        $ 1,917    $     0   $     0            0            0             0               0

Yasser Ahmad               2006        $ 1,417    $     0        --           --           --            --              --
                           2005             --         --        --           --           --            --              --
                           2004             --         --        --           --           --            --              --

*     Mr. Baker commenced employment with Pearl Dubai in August 2006

      Since our formation, we have not granted any stock options or stock appreciation rights or any awards under long-term incentive plans.

Employment Agreement

      Mr. Baker is a party to a Statement of Particulars of Employment with Pearl Dubai and each of Messrs. Baker, Khalid, Ahmad and Mir. are parties to a Statement of Particulars of Employment with Pearl Pakistan. Under the terms of Mr. Baker's employment particulars, dated September 26, 2006, Mr. Baker is employed at a salary of $5,000 per month, or $60,000 per annum. Mr. Baker is entitled to paid holidays, sick days and 20 vacation days per year. Although Mr. Baker's particulars of employment are not for a fixed term, he is required to give Pearl Dubai 4 weeks notice of his intent to terminate his employment until he has been employed for 2 years. Thereafter, the notice period increases by one week for each year of continuous employment until he completes 10 years of continuous employment, after which time he will be obliged to give Pearl Dubai 12 weeks' notice. Conversely, Pearl Dubai must give Mr. Baker 4 weeks notice of termination until he has been continuously employed for 2 years. Thereafter, the notice entitlement increases by one week for each year of continuous employment until Mr. Baker has completed 10 years of continuous employment, after which time he will be entitled to 12 weeks' notice. Under the terms of the particulars of employment, Mr. Baker is required to maintain the confidentiality of information he has received.

      The terms of the particulars of employment of Messrs. Khalid, Ahmad and Mir dated February 24, 2004, December 6, 2005 and October 3, 2006, respectively, they are employed at a salary of $334, $167 and $2,500 per month, respectively. Each is entitled to paid holidays, sick days and 20 vacation days per year. Although the particulars of employment are not for fixed terms, each is required to give Pearl Pakistan 4 weeks notice of his intent to terminate his employment until he has been employed for 2 years. Thereafter, the notice period increases by one week for each year of continuous employment until he completes 10 years of continuous employment, after which time he will be obliged to give Pearl Pakistan 12 weeks' notice. Conversely, Pearl Pakistan must give each four weeks notice of termination until he has been continuously employed for 2 years. Thereafter, the notice entitlement increases by one week for each year of continuous employment until such person has completed 10 years of continuous employment, after which time such person will be entitled to 12 weeks' notice. Under the terms of the Employment Agreement, each of Messrs. Khalid, Ahmad and Mir is required to maintain the confidentiality of information he has received.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the beneficial ownership of Averox's common stock as of November 13, 2006 by:

      o each person known by Averox to be the beneficial owner of more than 5% of Averox's outstanding shares of common stock;

      o     each of Averox's officers and directors; and

      o     all of Averox's officers and directors as a group.

      Unless otherwise indicated, Averox believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                  Amount and
                                                                  Nature of
                                                                  Beneficial   Percent of
Name and Address of Beneficial Owner(1)                           Ownership    Class
---------------------------------------------------------------   ----------   ----------
Salman Mahmood                                                    6,500,000    65.0%

All directors and executive officers as a group (4 individuals)   6,500,000    65.0%

(1) Unless otherwise indicated, the business address of each of the following is Suite No. 7, Ground Floor, Evacuee Trust Complex, Agha Khan Rd., F 5/1 Islamabad, Pakistan.

Certain Relationships and Related Transactions

      On September 15, 2006, Pearl Dubai and Pearl Pakistan declared dividends payable to Mr. Mahmood in the aggregate amount of $3,022,833.

      Mahmood has received loans from Pearl Pakistan from time to time. As of June 30, 2006 and June 30, 2005 the loan balances were $1,218,779 and $1,585,155, respectively. Mahmood has also received loans from Pearl Dubai from time to time. As of June 30, 2006, the loan balances were $1,770,459 and $982,447, respectively. The loans are being repaid from the dividends declared on September 15, 2006.

      Mahmood has made loans to Pearl Dubai from time to time. The loans are non-interest being and payable on demand. As of June 30, 2006, the loan amounts were $1,770,459 and $982,447, respectively.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      On November 13, 2006, Salman Mahmood and Christopher Baker were elected to Averox's Board of Directors by the existing members of Averox's Board of Directors, and Ginger B. Quealy, Gerald W. Quealy and Gerald Edward Russo resigned from Averox's Board of Directors. Additional information with respect to Salman Mahmood and Mr. Baker has been previously reported in Averox's
Schedule 14A which was filed with the SEC on October 31, 2006, and is also set forth in Item 5.01 above.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

      As described in Item 2.01, on November 13, 2006, Averox completed the acquisition of Pearl Dubai. As a result of this transaction, Averox is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 8.01. OTHER EVENTS.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a) The financial statements required to be filed pursuant to Instruction
C.3 of Form 8-K and Item 310(c) of Regulation S-B, which are attached hereto as
Exhibit 99.1 and 99.2.

      (b) The unaudited pro forma condensed consolidated balance sheet dated June 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the twelve months ended June 30, 2006 are attached hereto as
Exhibit 99.3.

      (d) Exhibits

      2.1 Share Exchange Agreement dated October 30, 2006, by and among Averox, Inc., certain shareholders of Averox, Pearl Consulting FZ-LLC, a free zone limited liability company organized under the laws of Dubai, UAE, and Salman Mahmood

      10.1  Form of $1,850,000 Promissory Note

      10.2  Form of $650,000 Promissory Note

      10.3 Form of Particulars of Employment dated September 26, 2006 between Pearl Dubai and Christopher Baker.

      10.4 Form of Particulars of Employment dated February 24, 2006 between Pearl Pakistan and Faisal Khalid Bashir.

      10.5 Form of Particulars of Employment dated December 6, 2005 between Pearl Pakistan and Yasser Ahmad.

      10.6 Form of Particulars of Employment dated October 3, 2006 between Pearl Pakistan and Faisal Mir.

      10.7 Warrent to Purchase Common Stock of Averox Inc. dated as of November 13, 2006 by and between Averox Inc. and Salman Mahmood.

      99.1 Pearl Dubai audited balance sheet dated June 30, 2006 and 2005 and audited statements of operations, stockholders' equity and cash flows for the twelve months then ended.

      99.2 Pearl Pakistan audited balance sheet dated June 30, 2006 and 2005 and audited statements of operations, stockholders' equity and cash flows for the twelve months then ended.

      99.3 Unaudited pro forma condensed consolidated balance sheet dated June 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the twelve months ended June 30, 2006.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AVEROX INC.

Date: November 13, 2006                   By: /s/ Salman Mahmood
                                          --------------------------------------
                                          Name: Salman Mahmood
                                          Title: Chairman of the Board and Chief
                                          Executive Officer,
                                          (Principal Executive Officer)